Exhibit 99.3

Johnson & Johnson announces intent to separate its Orthopaedics business

Strengthens focus of Johnson & Johnson as an innovation powerhouse and accelerates the portfolio shift of its MedTech Segment to higher-growth and higher-margin markets

Standalone orthopaedics business would operate as DePuy Synthes and be the largest, most comprehensive orthopaedics-focused company in the world

Namal Nawana appointed to serve as Worldwide President of DePuy Synthes
NEW BRUNSWICK, NJ, October 14, 2025 – Johnson & Johnson (the “Company”) (NYSE: JNJ) today announced the Company’s intent to separate its Orthopaedics business to enhance the strategic and operational focus of each company and drive value for stakeholders.

The intended separation would further strengthen the focus of Johnson & Johnson as an innovation powerhouse, serving areas of high unmet needs across Innovative Medicine and MedTech, accelerating the ongoing shift of the Company’s MedTech portfolio toward higher-growth and higher-margin markets. The transaction would establish a standalone orthopaedics business, operating as DePuy Synthes, that would be the largest, most comprehensive orthopaedics-focused company with leading market share positions across major categories.

“This transaction enables Johnson & Johnson to further strengthen its focus and investment toward higher-growth areas where we can meaningfully extend and improve patient lives,” said Joaquin Duato, Chairman and Chief Executive Officer, Johnson & Johnson. “The planned separation reflects our long-standing commitment to portfolio optimization and value creation. We are confident that our Orthopaedics business will be better positioned to improve top-line growth and operating margins as a standalone business.”

Following the completion of the separation, Johnson & Johnson will retain a leadership position in six key growth areas across its Innovative Medicine and MedTech segments – Oncology, Immunology, Neuroscience, Cardiovascular, Surgery and Vision. The Company expects that the separation would increase its top-line growth and operating margins. Johnson & Johnson remains committed to maintaining a strong balance sheet and its consistent capital allocation priorities of R&D investment, annually increasing competitive dividends, value-creating acquisitions and share repurchases.

“This move would further enhance the market-leading position for DePuy Synthes and strengthen our overall MedTech business with a focus on Cardiovascular, Surgery and Vision,” added Tim Schmid, Executive Vice President, Worldwide Chairman, MedTech. “Through the separation process, we will remain focused on setting our talented teams up for long-term success, while continuing to serve our customers and create healthier futures for patients around the world.”

DePuy Synthes

Upon completion of the planned separation, DePuy Synthes would be the largest, most comprehensive orthopaedics-focused company, with leading market share positions across major product categories. Following the transaction, DePuy Synthes is expected to benefit from a more focused business model and be better positioned to advance patient care while delivering clinical and economic value to health care systems worldwide. DePuy Synthes would continue to address a $50 billion+ global market opportunity and serve approximately seven million patients annually through its wide range of products and services. For fiscal year 2024, the Orthopaedics business generated approximately $9.2 billion in sales. DePuy Synthes would be expected to have an investment-grade profile and balance sheet that would allow it to build on its long history of innovation and maintain and extend its leadership position.

DePuy Synthes Worldwide President Appointment

The Company also announced that Namal Nawana has been appointed to serve as Worldwide President, DePuy Synthes, effective immediately. Mr. Nawana will lead the business through the separation process, reporting directly to Mr. Duato, and is expected to continue to lead DePuy Synthes following the completion of the separation.

Mr. Nawana most recently served as Executive Chairman and Founder of Sapphiros, a privately-held platform company dedicated to building the next generation of consumer diagnostic technologies. Previously he served as Chief Executive Officer and a member of the Board of Directors of Smith & Nephew Plc, a global medical technology business. Prior to that, he served as President and Chief Executive Officer and a member of the Board of Directors of Alere, Inc., a leading point of care diagnostics company, until its acquisition by Abbott. Before joining Alere, he spent more than 15 years at Johnson & Johnson in progressively senior leadership roles globally, including his final role at the Company, Worldwide President of Johnson & Johnson’s DePuy Synthes Spine business.

Mr. Duato added, “Namal brings extensive experience leading global public companies and a demonstrated track record of success in growing medical devices businesses. We are pleased to have an executive of Namal’s caliber step into this role and are confident he is the ideal leader to guide the new DePuy Synthes into the future.”

Mr. Nawana commented, “I am honored to take on this role to lead the new DePuy Synthes, a global market leader with a deep heritage of innovation and a strong commercial platform that is well positioned to succeed as a standalone company. I look forward to working together with the broader team to meet our mission and keep people around the globe moving.”

Transaction Details

Johnson & Johnson intends to explore multiple paths to effect the planned separation. The Company is targeting completion within 18 to 24 months, subject to the satisfaction of certain conditions including, among others, consultations with works councils and other employee representative bodies, as may be required, final approval of the Johnson & Johnson Board of Directors, and the receipt of other regulatory approvals. There can be no assurance regarding the ultimate timing or structure of the proposed separation or that the transaction will be completed.

As the Company pursues this separation, Johnson & Johnson will continue to operate its Orthopaedics business in alignment with its current strategy, including continued investments in growth, margin improvement and innovation.

Advisors

Citi and Goldman Sachs & Co. LLC are acting as financial advisors to Johnson & Johnson and Freshfields LLP is acting as legal counsel.

Third-Quarter 2025 Results and Conference Call

In a separate press release issued today, Johnson & Johnson announced its third-quarter results.

Johnson & Johnson will host a conference call for investors to review third-quarter results and discuss the proposed separation today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website. A replay and podcast will be available approximately two hours after the live webcast in the Investor Relations section of the company's website at events-and-presentations.

About Johnson & Johnson

At Johnson & Johnson, we believe health is everything. Our strength in healthcare innovation empowers us to build a world where complex diseases are prevented, treated, and cured, where treatments are smarter and less invasive, and solutions are personal. Through our expertise in Innovative Medicine and MedTech, we are uniquely positioned to innovate across the full spectrum of healthcare solutions today to deliver the breakthroughs of tomorrow, and profoundly impact health for humanity. Learn more at www.jnj.com.

Contacts

Media contact:
media-relations@its.jnj.com

Investor contact:
investor-relations@its.jnj.com

Note to investors concerning forward-looking statements:

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, the anticipated separation of Johnson & Johnson’s Orthopaedics business and future operating and financial performance, market position and business strategy for each company. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: the Company’s ability to satisfy the necessary conditions to consummate the separation of the Orthopaedics business on a timely basis or at all; the structure of the separation transaction; the successful separation of the Orthopaedics business and realization of anticipated benefits from the separation; economic factors, such as interest rate and currency exchange rate fluctuations or changes to applicable laws and regulations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the Company to successfully execute strategic plans, including restructuring plans; the impact of business combinations and divestitures; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; and increased scrutiny of the health care industry by government agencies.

 A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson’s most recent Annual Report on Form 10-K, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in Johnson & Johnson’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.